Press Release

Contact:
Corey Chambas
Chief Executive Officer
First Business Financial Services, Inc.
608-232-5901

First Business Bank Announces Leadership Promotions
-- Internal Appointments Reflect Depth of Long-Tenured Leadership Team --

MADISON, WI – January 6, 2023 – First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) announced promotions among its commercial banking team, advancing key leaders across its Midwest business banking markets.

“We are pleased to elevate our long-tenured teammates as part of First Business Bank’s ongoing commitment to leadership development,” Chief Executive Officer Corey Chambas said. “As industry veterans and visionary contributors to our management team, these leaders embody First Business Bank’s commitment to best-in-class client service. We are confident their proven leadership will continue to champion our strategic vision for sustainable growth, benefiting clients, shareholders, and the communities we serve.”

All promotions and Board appointments were approved and effective January 3, 2023.

Dave Seiler has been named President and Chief Operating Officer of First Business Financial Services, Inc., following six years of service as Chief Operating Officer. A nearly 30-year industry veteran, Seiler joined First Business Bank in 2016 and oversees all revenue generating business lines as well as various internal operations areas.

Mark Meloy, who joined the Company in 2000 and most recently served as Chief Executive Officer of First Business Bank, has been promoted to Executive Vice President of First Business Financial Services, Inc. Meloy, a 35-year banking veteran, oversees multiple business lines and the Company’s marketing initiatives.

Jim Hartlieb has been named President and Chief Executive Officer of First Business Bank and appointed as a Director of the First Business Bank Board. A banker for nearly 30 years, Hartlieb joined First Business Bank in 2009 as Senior Vice President and has served as President since 2015. He retains responsibility for the Bank’s four commercial banking regions.

Josh Hoesch has been appointed President of the Greater Dane County Market. Hoesch, who has over 18 years of commercial banking experience, joined First Business Bank in 2012 as Vice President of Commercial Banking, and has served as Senior Vice President since 2019.

Chris Doering has been appointed Senior Vice President and Director of Commercial Banking, including responsibility for the Bank’s Commercial & Industrial lending business in the Greater Dane County Market. Doering has almost 20 years of commercial banking experience, joining First Business Bank in 2018 as Vice President of Commercial Banking and serving as Senior Vice President since 2020.

In addition to their new management responsibilities, Hoesch and Doering will remain active with current and prospective new clients.

“As CEO of the company, nothing is more rewarding than seeing the growth and success of our employees,” Chambas said. “These internal promotions are reflective of the depth of our management team, and they expand our capacity for ongoing execution of our strategic growth initiatives. Moreover, elevation of tenured leaders preserves our unique culture, which we consider critical to our success.”

About First Business Bank
First Business Bank specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting Services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2021 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

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